EXHIBIT 2B

                               AmericasBank Corp.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                  Stockholders


         SECTION 1. Annual Meeting. The annual meeting of the stockholders of AmericasBank Corp. (the "Corporation") shall be held on a day duly designated by the Board of Directors in May of each year, for the purpose of electing Directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

         SECTION 2. Special Meeting. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, by a Vice President, or by eighty percent (80%) of the members of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the President, by a Vice President, the Secretary or any Director of the Corporation upon the request in writing of the holders of twenty-five percent (25%) of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

         SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

         SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage prepaid by the Secretary, to each stockholder of record entitled to vote thereat at his post office address, as it appears upon the books of the Corporation, at least ten (10) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

         SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Charter or by these By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of


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the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

         SECTION 6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Corporation or, if he is not present, by the President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

         SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney, bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, by the Charter or by these By-Laws.

         If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the tellers. Such tellers shall be appointed by the chairman of said meeting.


                                   ARTICLE II

                               Board of Directors

         SECTION 1. General Powers. The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

         SECTION 2. Number and Term of Office. The number of Directors of the Corporation shall be nine (9), which number may be increased or decreased by the Board of Directors pursuant to a resolution adopted by majority of the members of the entire Board of Directors. The stockholders shall not be entitled to fix the number of members of the Board of Directors.


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         At the first annual meeting of the stockholders, the Directors shall be divided into three classes, Class A, Class B and Class C, the number of directors in each class to be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that the Class A Directors first chosen shall hold office for one year or until the first annual meeting following their election, the Class B
Directors first chosen shall hold office for two years or until the second annual meeting following their election, and the Class C Directors first chosen shall hold office for three years or until the third annual meeting following their election. The Directors shall be elected each year at the annual meeting of stockholders, except as provided above, and each Director shall serve until his successor shall be elected and shall qualify.

         SECTION 3. Filling of Vacancies. Newly created directorships resulting from any increase in the number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining Directors, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which successors shall be elected and shall qualify. Newly created directorships resulting from an increase in the number of Directors shall be apportioned by the Board of Directors among the three (3) classes so as to maintain the number of Directors in each class as nearly equal in number as possible.

         SECTION 4. Removal of Directors. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, remove any Director from office, but only for cause. The stockholders may elect a successor to fill any resulting vacancy for the balance of the term of the removed Director.

         SECTION 5. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Maryland General Corporation law.

         SECTION 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each Director at least three (3) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which members of a Class of

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Directors are elected. Any business may be transacted at any regular meeting of the Board.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary upon written request of eighty percent (80%) of the members of the Board of Directors. The Secretary shall give notice of each special meeting of the Board of Directors, by mailing the same at least three (3) days prior to the meeting or by telegraphing the same at least two (2) days before the meeting, to each Director; but such notice may be waived by any Director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every Director shall be present, even though without notice, any business may be transacted and any Director may in writing waive notice of the time, place and objectives of any special meeting.

         SECTION 8. Quorum. A majority of the entire number of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Charter or by these By-Laws.

         SECTION 9. Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

         SECTION 10. Compensation of Directors. Directors shall not receive any stated salary for their services as such, but each Director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not a meeting is adjourned because of the absence of a quorum. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 11. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate an executive and one or more other committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution and as permitted by law, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all

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papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.


                                   ARTICLE III

                                    Officers

         SECTION 1. Election, Tenure and Compensation. The officers of the Corporation shall be a President, an Executive Vice President, a Secretary, and a Treasurer, and also such other officers including a Chairman of the Board and/or additional Vice Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected by the Board of Directors at its first meeting and thereafter annually following the annual meeting of the stockholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The President and Chairman of the Board shall be Directors and the other officers may, but need not be, Directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these ByLaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors.

         In the event that any office other than an office required by law shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these By-Laws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these By-Laws.

         Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers, agents and employees of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the entire Board of Directors, and all officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the officers appointing them.

         SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors unless the Board of Directors shall by a majority vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at meetings of the Board of Directors. He may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation; and he shall be ex-officio a member of all standing committees.

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         SECTION 3. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties.

         The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. The President shall be ex-officio a member of all standing committees. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the President shall assume and perform all powers and duties given to the Chairman of the Board by these By-Laws.

         SECTION 4. Powers and Duties of the Executive Vice President. The Board of Directors shall appoint an Executive Vice President and may appoint more than one other Vice President. The Executive Vice President shall be the chief operating officer of the Corporation and he shall have the general powers and duties of supervision and management usually vested in the office of chief operating officer of a corporation. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or by the President. In case of the absence or disability of the President, the duties of that office shall be performed by the Executive Vice President, and the taking of any action by the Executive Vice President in place of the President shall be conclusive evidence of the absence or disability of the President.

         SECTION 5. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the Directors or stockholders upon whose written request the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the Directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest to the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.


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         SECTION 6. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, whenever either of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys, and other properties of whatever kind in his possession or under his control belonging to the Corporation.

         The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

         SECTION 7. Assistant Secretary. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

         SECTION 8. Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.


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                                   ARTICLE IV

                                  Capital Stock

         SECTION 1. Issuance of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Charter, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman and President or by the Executive Vice President and countersigned by the Secretary or by an Assistant Secretary. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and cancelled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and unless waived by the President, the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation.

         SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares as hereinabove provided.

         SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

         SECTION 4. Closing Transfer Books. The Board of Directors may fix the time, not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, during which time the books of the Corporation shall be closed against transfer of stock, or, in lieu thereof, the Directors may fix a date not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.


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                                    ARTICLE V

                                 Corporate Seal

         SECTION 1. Seal. In the event that the President shall direct the Secretary to obtain a corporate seal, the corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Maryland". Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.


                                   ARTICLE VI

                             Bank Accounts and Loans

         SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to drawn against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

         SECTION 2. Loans. Such officers or agents of this Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time

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designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and for such loans, advances or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.


                                   ARTICLE VII

                                 Reimbursements

         Any payments made to an officer or other employee of the Corporation, such as salary, commission, interest or rent, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or other employee of the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or other employees subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.




                                  ARTICLE VIII

                                 Indemnification

         As used in this Article VIII, any word or words that are defined in
Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the "Indemnification Section"), shall have the same meaning as provided in the Indemnification Section.


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         The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

         With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.


                                   ARTICLE IX

                            Miscellaneous Provisions

         SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on the date determined by the Board of Directors.

         SECTION 2. Notices. Except as otherwise provided in these By-Laws, whenever under the provisions of these By-Laws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to each stockholder, officer or Director at such address as appears on the books of the Corporation, or in default of any other address, to such Director, officer or stockholder, at the general post office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any Director, officer or stockholder may waive any notice required to be given under these By-laws.


                                    ARTICLE X

                                   Amendments

         The Board of Directors shall have the exclusive power and authority to amend, alter or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws; by resolution adopted by a majority of all of the Directors, at any regular or special meeting of the Board.

         The stockholders shall have no power or authority to amend, alter or repeal these By-Laws or any provision thereof, or to make additional By-Laws.

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